Table of Contents

ANNUAL REPORT

MARCH 31, 2006

Legg Mason Partners Municipal Funds

New York Money Market Portfolio

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Legg Mason Partners Municipal Funds

New York Money Market Portfolio

Annual Report  •  March 31, 2006

What’s

Inside

Fund Objective

The Fund seeks to provide income exempt from both regular federal income taxes* and New York State and New York City personal income taxes from a portfolio of high quality short-term municipal obligations selected for liquidity and stability of principal.

*	Certain investors may be subject to the Federal Alternative Minimum Tax and state and local taxes will apply. Capital gains, if any, are fully taxable. Please consult your personal tax adviser.

“Smith Barney” and “Salomon Brothers” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment managers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

R. JAY GERKEN, CFA

Chairman, President and Chief Executive Officer

Letter from the Chairman

Dear Shareholder,

Despite a temporary setback at the end of 2005, the U.S. economy was strong during the reporting period. After advancing 3.3% and 4.1% in the second and third quarters of 2005, respectively, fourth quarter gross domestic product (“GDP”)i growth slipped to 1.7%. This marked the first quarter in which GDP growth did not surpass 3.0% since the first three months of 2003. However, as expected, the economy rebounded sharply in the first quarter of 2006, with a preliminary estimate of 4.8% GDP growth. The economic turnaround was prompted by both strong consumer and business spending. In addition, the U.S. Labor Department reported that unemployment hit a five-year low in March.

As expected, the Federal Reserve Board (“Fed”)ii continued to raise interest rates during the reporting period. Despite the changing of the guard from Fed Chairman Alan Greenspan to Ben Bernanke in early 2006, it was “business as usual” for the Fed, as it raised short-term interest rates eight times during the period. Since it began its tightening campaign in June 2004, the Fed has raised rates 15 consecutive times, bringing the federal funds rateiii from 1.00% to 4.75%—its highest level since April 2001. After the end of the Fund’s reporting period, at its May meeting, the Fed once again raised the federal funds rates by an additional 0.25% to 5.00%.

As expected, both short- and long-term yields rose over the reporting period. During the one-year ended March 31, 2006, two-year Treasury yields increased from 3.75% to 4.82%. Over the same period, 10-year Treasury yields moved from 4.46% to 4.86%. During most of the last three months the yield curve was inverted, with the yield on two-year Treasuries surpassing that of 10-year Treasuries. This anomaly has historically foreshadowed an economic slowdown or recession. However, some experts, including new Chairman Bernanke, believe the inverted yield curve is

New York Money Market Portfolio          I

largely a function of strong foreign demand for longer-term bonds. Looking at the municipal market, yields of both short- and longer-term securities also rose over the reporting period. However, unlike the Treasury curve, the municipal bond curve retained a positive slope.

Given the sharp increase in short-term rates, the yields available from money market instruments steadily rose over the one-year reporting period.

Please read on for a more detailed look at prevailing economic and market conditions during the Fund’s fiscal year and to learn how those conditions have affected Fund performance.

Special Shareholder Notice

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment adviser (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s investment management contract to terminate. The Fund’s shareholders previously approved a new investment management contract between the Fund and the Manager, which became effective on December 1, 2005.

Information About Your Fund

As you may be aware, several issues in the mutual fund industry have recently come under the scrutiny of federal and state regulators. The Fund’s Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund has been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

II         New York Money Market Portfolio

Important information concerning the Fund and its Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

May 10, 2006

[i]	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

New York Money Market Portfolio         III

Manager Overview

Joseph P. Deane Vice President and Investment Officer Julie P. Callahan, CFA Vice President and Investment Officer

Q. What were the overall market conditions during the Fund’s reporting period?

A. Overall, it was a positive environment for money market investors, as yields from these securities rose in concert with rising short-term interest rates. To gain some perspective on how far we’ve come, consider the following. In May 2004, a barometer of short-term interest rates, in this case the federal funds rate,i was a mere 1.00%, its lowest level in more than 40 years. This was due, in part, to the Federal Reserve Board’s (“Fed”)ii attempt to stimulate the economy in the aftermath of September 11th.

Then, in June 2004, the economy appeared to be on solid footing and the Fed officially ended its accommodative monetary policy by instituting its first rate hike in four years, bringing the federal funds rate from 1.00% to 1.25%. At that time, the Fed telegraphed what it had in mind for short-term rates as it said, “policy accommodation can be removed at a pace that is likely to be measured.” The Fed certainly has been true to its word, as it has now instituted 15 straight 0.25% rate hikes through the end of March 2006 and the federal funds rate now stands at 4.75%. Money market yields have also risen sharply over this period. After the end of the Fund’s reporting period, at its May meeting, the Fed once again raised the federal funds rates by an additional 0.25% to 5.00%.

Performance Review

As of March 31, 2006, the seven-day current yield for Class A shares of the New York Money Market Portfolio was 2.62% and its seven-day effective yield, which reflects compounding, was 2.65%.1

Certain investors may be subject to the Federal Alternative Minimum Tax, and state and local taxes may apply. Capital gains, if any, are fully taxable. Please consult your personal tax or legal adviser.

[1]	The seven-day current yield reflects the amount of income generated by the investment during that seven-day period and assumes that the income is generated each week over a 365-day period. The yield is shown as a percentage of the investment. The seven-day effective yield is calculated similarly to the seven-day current yield but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield typically will be slightly higher than the current yield because of the compounding effect of the assumed reinvestment.

New York Money Market Portfolio 2006 Annual Report         1

New York Money Market Portfolio

Yields as of March 31, 2006

	Seven-Day Current Yield[1]	Seven-Day Effective Yield[1]
Class A Shares	2.62%	2.65%

Class Y Shares	2.72%	2.75%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above.

Yields will fluctuate.

An investment in the Fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Q. What were the most significant factors affecting Fund performance?

What were the leading contributors to performance?

A. For the New York Money Market Portfolio, based on our belief that the Fed would continue to raise short-term interest rates during the reporting period, the Fund’s weighted average maturity (WAM) was maintained at the lower end of our allowable range. While the Fund’s maturity can be as high as 90 days, it was below 30 days throughout the reporting period. As a result, when the Fund’s shorter-term securities matured, we were able to reinvest the proceeds and capture higher yields when the Fed raised interest rates.

What were the leading detractors from performance?

A. For the New York Money Market Portfolio, there were no detractors to performance over the period.

Q. Were there any significant changes to the Fund during the reporting period?

A. There were no significant changes to the New York Money Market Portfolio during the period. We continued to emphasize a high quality portfolio and maintain a shorter WAM to generate incremental yields in the rising interest rate environment

[1]	The seven-day current yield reflects the amount of income generated by the investment during that seven-day period and assumes that the income is generated each week over a 365-day period. The yield is shown as a percentage of the investment. The seven-day effective yield is calculated similarly to the seven-day current yield but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield typically will be slightly higher than the current yield because of the compounding effect of the assumed reinvestment.

2         New York Money Market Portfolio 2006 Annual Report

Thank you for your investment in the New York Money Market Portfolio. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Joseph P. Deane	Julie P. Callahan, CFA
Vice President and Investment Officer	Vice President and Investment Officer

May 10, 2006

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

RISKS: Certain Investors may be subject to the federal Alternative Minimum Tax, and state and local taxes may apply. Capital gains, if any, are fully taxable. An investment in a money market fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund. Please see the Fund’s prospectus for more information on these and other risks.

[i]	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

ii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

New York Money Market Portfolio 2006 Annual Report         3

Fund at a Glance (unaudited)

4         New York Money Market Portfolio 2006 Annual Report

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on October 1, 2005 and held for the six months ended March 31, 2006.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

	Actual Total Return(2)	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(3)
Class A	1.20%	$1,000.00	$1,012.00	0.55%	$2.76

Class Y	1.26	1,000.00	1,012.60	0.44	2.21

(1)	For the six months ended March 31, 2006.
(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

New York Money Market Portfolio 2006 Annual Report         5

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

	Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(2)
Class A	5.00%	$1,000.00	$1,022.19	0.55%	$2.77

Class Y	5.00	1,000.00	1,022.74	0.44	2.22

(1)	For the six months ended March 31, 2006.
(2)	Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

6         New York Money Market Portfolio 2006 Annual Report

Schedule of Investments (March 31, 2006)

NEW YORK MONEY MARKET PORTFOLIO

Face Amount	Rating‡	Security	Value

SHORT-TERM INVESTMENTS — 98.1%
Education — 7.8%
		Albany, NY, IDA, Civic Facilities University at Albany:
$4,860,000	A-1	Series A, AMBAC-Insured, SPA-Key Bank N.A., 3.180%, 4/6/06 (a)	$4,860,000
13,640,000	A-1	Series B, AMBAC-Insured, SPA-Key Bank N.A., 3.180%, 4/6/06 (a)	13,640,000
10,830,000	A-1	Series C, AMBAC-Insured, SPA-Key Bank N.A., 3.180%, 4/6/06 (a)	10,830,000
15,470,000	A-1	Series D, AMBAC-Insured, SPA-Key Bank N.A., 3.180%, 4/6/06 (a)	15,470,000
5,525,000	A-1+	Dutchess County, NY, IDA, Marist College, Series A, LOC-Bank of New York, 3.170%, 4/6/06 (a)	5,525,000
4,170,000	A-1+	New York City, NY, IDA, Ethical Culture School Project Series A, XLCA-Insured, SPA-Dexia Credit Local, 3.190%, 4/6/06 (a)	4,170,000
		New York State Dormitory Authority Revenue:
		Columbia University:
2,000,000	A-1+	MSTC, SGA 132, PART, LIQ-Societe Generale, 3.200%, 4/5/06 (a)(b)	2,000,000
18,700,000	A-1+	Series B, 3.130%, 4/6/06 (a)	18,700,000
		Cornell University:
9,835,000	A-1+	Series B, SPA-JPMorgan Chase, 3.130%, 4/6/06 (a)	9,835,000
		TECP:
2,600,000	A-1+	3.080% due 4/7/06	2,600,000
16,000,000	A-1+	3.270% due 5/22/06	16,000,000
10,500,000	VMIG1(c)	Oxford University Press Inc. LOC-Landesbank Hessen-Thuringen, 3.100%, 4/5/06 (a)	10,500,000
3,700,000	A-1+	Rockefeller University, Series A, 3.120%, 4/5/06 (a)	3,700,000
7,842,500	VMIG1(c)	State Personal Income Tax Revenue, Series 821, PART, FGIC-Insured, LIQ-Morgan Stanley, 3.190%, 4/6/06 (a)(b)	7,842,500
9,945,000	A-1	State University, Series PA-622, PART, SPA-Merrill Lynch Capital Services Inc., 3.230%, 4/6/06 (a)	9,945,000
4,330,000	VMIG1(c)	Oneida County, NY, IDA, Civic Facility, Hamilton College, MBIA-Insured, SPA-Bank of New York, 3.170%, 4/5/06 (a)(b)	4,330,000
2,000,000	A-1+	Puerto Rico Industrial Tourist Educational, Medical & Environmental Cultural Facilities, Series 235, PART, MBIA-Insured, LIQ-JPMorgan Chase, 3.160%, 4/6/06 (a)(b)	2,000,000
11,890,000	VMIG1(c)	Tompkins County, NY, IDA Revenue, Civic Facilities, Ithaca College, Series B, XLCA-Insured, SPA-HSBC Bank USA, 3.160%, 4/6/06 (a)	11,890,000

		Total Education	153,837,500

Escrowed to Maturity — 0.5%
9,170,000	A-1	New York State Environmental Facilities Clean Water MSTC, Series 9040, Class A, PART, 3.200%, 4/6/06 (a)(d)	9,170,000

See Notes to Financial Statements.

New York Money Market Portfolio 2006 Annual Report         7

Schedule of Investments (March 31, 2006) (continued)

Face Amount	Rating‡	Security	Value

Finance — 10.2%
$4,500,000	MIG1(c)	Buffalo, NY, Fiscal Stability Authority, BAN, Series A-1, 4.000% due 8/14/06	$4,513,249
		Nassau County, NY, Interim Finance Authority, Sales Tax Revenue, FSA-Insured:
14,250,000	A-1+	Series A, SPA-Dexia Credit Local, 3.120%, 4/5/06 (a)	14,250,000
7,065,000	A-1+	Series B, SPA-BNP Paribas, 3.110%, 4/5/06 (a)	7,065,000
		New York City, NY, TFA:
		Future Tax Secured:
7,800,000	A-1+	Series C, SPA-Bayerische Landesbank, 3.110%, 4/3/06 (a)	7,800,000
14,400,000	A-1+	Sub-Series C2, SPA-Landesbank Hessen-Thuringen, 3.180%, 4/3/06 (a)	14,400,000
		New York City Recovery Project, Revenue:
1,415,000	A-1+	Series 1, Sub-Series 1-C, LIQ-JPMorgan Chase, 3.110%, 4/3/06 (a)	1,415,000
26,550,000	A-1+	Series 3, Sub-Series 3-H, SPA-Royal Bank of Canada, 3.110%, 4/3/06 (a)	26,550,000
11,355,000	A-1+	Subordinated Series, 2-F, LIQ-Bayerische Landesbank, 3.180%, 4/3/06 (a)	11,355,000
		New York City, NY, TFA Revenue:
5,300,000	A-1+	Future Tax Secured, Series B, SPA-Landesbank Baden-Wurttemberg, 3.160%, 4/3/06 (a)	5,300,000
		New York City Recovery Project, Series 3:
6,300,000	A-1+	Subordinated Series 3-E, SPA-Landesbank Baden-Wurttemberg, 3.160%, 4/3/06 (a)	6,300,000
10,600,000	A-1+	Subordinated Series 3-F, SPA-Royal Bank of Canada, 3.180%, 4/3/06 (a)	10,600,000
33,340,000	A-1+	New York State, Series A, LOC-Bayerische Landesbank & Westdeutsche Landesbank, 3.140%, 4/5/06 (a)	33,340,000
		New York State LGAC:
13,225,000	A-1+	Refunding, Subordinated Lien, Series 4V, FSA-Insured, SPA-Westdeustche Landesbank, 3.140%, 4/5/06 (a)	13,225,000
26,025,000	A-1+	Series 3V, Refunding, FGIC-Insured, SPA-Landesbank Baden-Wurttemberg, 3.140%, 4/5/06 (a)	26,025,000
276,000	A-1+	Series B, LOC-Bank of Nova Scotia, 3.100%, 4/5/06 (a)	276,000
200,000	A-1+	Series E, LOC-Landesbank Hessen-Thuringen, 3.150%, 4/5/06 (a)	200,000
350,000	A-1+	Series SGA 59, AMBAC-Insured, SPA-Societe Generale, 3.180%, 4/3/06 (a)(b)	350,000
11,100,000	A-1+	New York State Local Government Assistance Corp., Revenue, Series C, LOC-Landesbank Hessen-Thuringen, 3.100%, 4/5/06 (a)(b)	11,100,000
6,345,000	VMIG1(c)	Puerto Rico Public Finance Corp., CTFS, Series 520, PART, MBIA-Insured, LIQ-Morgan Stanley, 3.180%, 4/6/06 (a)(b)	6,345,000

		Total Finance	200,409,249

See Notes to Financial Statements.

8         New York Money Market Portfolio 2006 Annual Report

Schedule of Investments (March 31, 2006) (continued)

Face Amount	Rating‡	Security	Value

General Obligation — 11.4%
$21,000,000	MIG1(c)	Brookhaven & Smithtown, NY, Three Village Central School District, TAN, 4.000% due 6/30/06	$21,069,122
1,750,000	Aa2(c)	East Williston, NY, Union Free School District, TAN, 3.750% due 6/28/06	1,754,602
28,000,000	MIG1(c)	Half Hollow Hills, NY, Central School District, TAN, 4.000% due 6/30/06	28,082,268
		New York City, NY:
		GO:
2,400,000	A-1+	A-4, LOC-Bayerische Landesbank, 3.160%, 4/3/06 (a)	2,400,000
600,000	A-1+	MSTC, Series SGB 35, AMBAC-Insured, LOC-Societe Generale, 3.170%, 4/6/06 (a)(b)	600,000
36,570,000	A-1+	Series A, Sub-Series A-3, LOC-BNP Paribas, 3.150%, 4/5/06 (a)	36,570,000
200,000	A-1+	Series B2, Sub-Series B5, MBIA-Insured, SPA-Landesbank Hessen-Thuringen, 3.090%, 4/3/06 (a)	200,000
600,000	A-1+	Series F-6, LOC-JPMorgan Chase, 3.160%, 4/5/06 (a)	600,000
2,830,000	A-1+	Series H, Sub-Series H-2, MBIA-Insured, SPA-Wachovia Bank, 3.090%, 4/3/06 (a)	2,830,000
19,250,000	A-1+	Series J, Sub-Series J-2, LOC-Westdeutsche Landesbank, 3.160%, 4/5/06 (a)	19,250,000
3,800,000	A-1	Series B2, Sub-Series B5, MBIA-Insured, SPA-Bank of Nova Scotia, 3.090%, 4/3/06 (a)	3,800,000
4,000,000	A-1+	Series H-5, MBIA-Insured, LIQ-Landesbank Hessen-Thuringen, TECP, 3.130% due 5/16/06	4,000,000
		Subordinated:
1,500,000	A-1+	Series A-9, LOC-JPMorgan Chase, 3.160%, 4/5/06 (a)	1,500,000
13,045,000	A-1+	Series H-1, LOC-Bank of New York, 3.160%, 4/3/06 (a)	13,045,000
		New York State:
9,380,000	A-1+	Series A, LOC-Dexia Credit Local, 3.150% due 8/3/06	9,380,000
47,800,000	A-1+	TECP, Series 98A, LOC-Bayerische Landesbank, JPMorgan Chase & Landesbank Hessen-Thuringen, 3.200% due 5/1/06	47,800,000
17,014,936	Aa2(c)	Pittsford, NY, Central School District, BAN, 4.000% due 6/20/06	17,041,020
15,000,000	MIG1(c)	Syracuse City, NY, RAN, Series D, LOC-JPMorgan Chase, 4.000% due 6/30/06	15,039,896

		Total General Obligation	224,961,908

Government Facilities — 9.8%
		Jay Street Development Corp.:
12,095,000	A-1+	Court Facilities Lease Revenue: Series A, LOC-Depfa Bank PLC, 3.130%, 4/3/06 (a)	12,095,000
30,895,000	A-1+	Series A-1, LOC-Bank of America, 3.140%, 4/5/06 (a)	30,895,000
6,070,000	A-1+	Series A-2, LOC-Depfa Bank PLC, 3.150%, 4/5/06 (a)	6,070,000

See Notes to Financial Statements.

New York Money Market Portfolio 2006 Annual Report         9

Schedule of Investments (March 31, 2006) (continued)

Face Amount	Rating‡	Security	Value

Government Facilities — 9.8% (continued)
$33,430,000	A-1+	Series A-3, LOC-Depfa Bank PLC, 3.150%, 4/5/06 (a)	$33,430,000
1,700,000	A-1+	Series A-4, LOC-Depfa Bank PLC, 3.130%, 4/3/06 (a)	1,700,000
77,030,000	A-1+	New York State Dormitory Authority Revenue, Court Facilities Lease, Series B, LOC-Bayerische Landesbank, 3.130%, 4/5/06 (a)	77,030,000
		New York State Urban Development Corp.:
21,105,000	A-1+	Putters Series 313, PART, SPA-JPMorgan Chase, 3.210%, 4/6/06 (a)(b)	21,105,000
11,170,000	VMIG1(c)	Revenue, MERLOT, Series N, PART, SPA-Wachovia Bank, 3.200%, 4/5/06 (a)(b)	11,170,000

		Total Government Facilities	193,495,000

Hospitals — 8.0%
		Nassau Health Care Corp.:
17,430,000	A-1+	Sub-Series 2004-C1, Refunding, FSA-Insured, SPA-Dexia Credit Local, 3.130%, 4/6/06 (a)	17,430,000
2,880,000	A-1+	Sub-Series 2004-C2, FSA-Insured, SPA-Dexia Credit Local, 3.090%, 4/6/06 (a)	2,880,000
20,400,000	A-1+	Sub-Series 2004-C3, FSA-Insured, SPA-Dexia Credit Local, 3.140%, 4/6/06 (a)	20,400,000
2,195,000	VMIG1(c)	New York City, NY, IDA, Peninsula Hospital Center Project, LOC-JPMorgan Chase, 3.450%, 4/6/06 (a)	2,195,000
		New York State Dormitory Authority Revenue:
2,280,000	AAA	Long Island Jewish Medical Center, MBIA-Insured, 5.000% due 7/1/06	2,290,631
13,050,000	A-1+	Mental Health Facilities Improvement, Series F-2A, FSA-Insured, SPA-Dexia Credit Local, 3.160%, 4/6/06 (a)	13,050,000
4,325,000	A-1+	Mental Health Services Facilities, Series F-2C, FSA Insured, SPA-Dexia Credit Local, 3.170%, 4/6/06 (a)	4,325,000
		Mental Health Services:
38,000,000	A-1+	Sub-Series D-2A, MBIA-Insured, SPA-JPMorgan Chase, 3.160%, 4/6/06 (a)	38,000,000
10,600,000	A-1+	Sub-Series D-2B, FSA-Insured, SPA-Dexia Credit Local, 3.130%, 4/6/06 (a)	10,600,000
10,300,000	A-1+	Sub-Series D-2C, MBIA-Insured, SPA-Landesbank Baden-Wurttemberg, 3.120%, 4/6/06 (a)	10,300,000
12,910,000	A-1+	Sub-Series D-2D, AMBAC-Insured, SPA-Landesbank Baden-Wurttemberg, 3.120%, 4/6/06 (a)	12,910,000
8,000,000	VMIG1(c)	Ontario County, NY, IDA Revenue, Frederick Ferris Thompson Hospital, Series B, LOC-Key Bank of New York, 3.180%, 4/5/06 (a)	8,000,000
		Orange County, NY, IDA:
9,520,000	A-1+	Civic Facility Revenue, Arden Hill Hospital Project, FSA-Insured, SPA-Morgan Stanley, 3.150%, 4/6/06 (a)	9,520,000
4,840,000	A-1+	Civic Faciltiy Revenue, Horton Medical Center, Series A, FSA-Insured, SPA-Bank of America, 3.150%, 4/6/06 (a)	4,840,000
1,335,000	A-1+	Revenue, Horton Medical Center Project, FSA-Insured, SPA-Bank of America, 3.150%, 4/6/06 (a)	1,335,000

		Total Hospitals	158,075,631

See Notes to Financial Statements.

10         New York Money Market Portfolio 2006 Annual Report

Schedule of Investments (March 31, 2006) (continued)

Face Amount	Rating‡	Security	Value

Housing: Multi-Family — 8.8%
$15,000,000	A-1+	New York City Housing Development Corp., MFH Revenue, Series A, LIQ-FNMA, 3.200%, 4/5/06 (a)(e)	$15,000,000
		New York City, NY, HDC:
26,910,000	A-1+	2 Gold Series A, LOC-Bank of America, 3.190%, 4/5/06 (a)	26,910,000
16,150,000	A-1+	Multi-Family Rent Housing Revenue, Lyric Development, Series A, FNMA-Insured LIQ-FNMA, 3.200%, 4/5/06 (a)(e)	16,150,000
		MFH Rent Revenue:
5,000,000	A-1+	100 Jane Street Development, Series A, FNMA-Insured, 3.190%, 4/5/06 (a)(e)	5,000,000
13,500,000	A-1+	One Columbus Place Development, Series A, FNMA-Collateralized, 3.200%, 4/5/06 (a)(e)	13,500,000
8,000,000	A-1+	Related Sierra Development, Series A, LIQ-FNMA, 3.200%, 4/5/06 (a)(e)	8,000,000
3,120,000	A-1+	Related Monterey, Series A, LIQ-FNMA, 3.140%, 4/5/06 (a)	3,120,000
		New York State HFA:
10,000,000	VMIG1(b)	20 River Terrace Housing, Series A, FNMA-Insured, LIQ-FNMA, 3.160%, 4/5/06 (a)	10,000,000
3,000,000	VMIG1(b)	240 East 39th Street Housing, Series A, LIQ-FNMA, 3.210%, 4/5/06 (a)(e)	3,000,000
3,000,000	VMIG1(b)	Chelsea Arms Housing, Series A, FNMA-Collateralized, 3.180%, 4/5/06 (a)(e)	3,000,000
2,300,000	VMIG1(b)	Historic Front Street, Series A, LOC-Bank of New York, 3.160%, 4/5/06 (a)	2,300,000
		Revenue:
4,550,000	VMIG1(b)	350 West 43rd Street, Series A, LOC-Landesbank Hessen-Thuringen, 3.190%, 4/5/06 (a)(e)	4,550,000
9,100,000	A-1+	Normandie Court I Project, LOC-Landesbank Hessen-Thuringen Girozentrale, 3.160%, 4/5/06 (a)	9,100,000
		Service Contract Revenue:
22,500,000	A-1+	Series A, LOC-Westdeutsche Landesbank, 3.150%, 4/5/06 (a)	22,500,000
6,500,000	A-1+	Series B, LOC-BNP Paribas, 3.150%, 4/5/06 (a)	6,500,000
11,200,000	A-1+	Series E, LOC-BNP Paribas, 3.150%, 4/5/06 (a)	11,200,000
10,400,000	VMIG1(b)	Union Square South Housing, FNMA-Collateralized, 3.180%, 4/5/06 (a)(e)	10,400,000
2,000,000	VMIG1(b)	Victory Housing, Series 2002-A, FHLMC-Insured LIQ-FHLMC, 3.180%, 4/5/06 (a)(e)	2,000,000
2,000,000	VMIG1(b)	Worth Street, Series A, FNMA-Insured LIQ-FNMA, 3.180%, 4/5/06 (a)(e)	2,000,000

		Total Housing: Multi-Family	174,230,000

Housing: Single Family — 3.1%
		New York State Mortgage Agency Revenue:
20,000,000	VMIG1(c)	37th Series, SPA-Dexia Credit Local, 3.150%, 4/5/06 (a)(e)	20,000,000
		Homeowner Mortgage:
9,975,000	A-1+	Series 115, SPA-Dexia Credit Local, 3.210%, 4/5/06 (a)(e)	9,975,000
26,400,000	VMIG1(c)	Series 122, SPA-Dexia Credit Local, 3.180%, 4/5/06 (a)(e)	26,400,000
5,000,000	VMIG1(c)	Series 132, SPA-Dexia Credit Local, 3.180%, 4/3/06 (a)	5,000,000

		Total Housing: Single Family	61,375,000

See Notes to Financial Statements.

New York Money Market Portfolio 2006 Annual Report         11

Schedule of Investments (March 31, 2006) (continued)

Face Amount	Rating‡	Security	Value

Industrial Development — 3.6%
$1,315,000	VMIG1(c)	Erie County, NY, IDA, IDR, Rosina Food Products, Inc., LOC-HSBC Bank USA, 3.300%, 4/5/06 (a)(e)	$1,315,000
2,505,000	A-1+	Lancaster, NY, IDA, IDR, Sealing Devices, Inc. Facility, LOC-HSBC Bank USA, 3.300%, 4/6/06 (a)(e)	2,505,000
2,750,000	VMIG1(c)	Liberty, NY, Development Corp. Revenue, 377 Greenwich LLC, LOC-Wells Fargo Bank NA, 3.140%, 4/6/06 (a)	2,750,000
205,000	A-1+	Monroe County, NY, IDA, JADA Precision, LOC-Bank of America, 3.200%, 4/5/06 (a)(e)	205,000
2,620,000	A-1+	Nassau County, NY, IDA, IDR, Rubies Costume Co. Project, LOC-Bank of America, 3.200%, 4/5/06 (a)	2,620,000
		New York City, NY, IDA Revenue:
4,965,000	VMIG1(c)	Center For Jewish History Project, LOC-Bank of America, 3.150%, 4/6/06 (a)	4,965,000
5,300,000	A-1+	Children’s Oncology Society, LOC-Bank of New York, 3.160%, 4/5/06 (a)	5,300,000
2,700,000	A-1+	NY Stock Exchange Project, Series B, LOC-Bank of America, 3.150%, 4/6/06 (a)	2,700,000
1,600,000	F-1+(f)	Planned Parenthood Project, LOC-Bank of America, 3.150%, 4/6/06 (a)	1,600,000
		New York City, NY, IDA, IDR:
3,760,000	VMIG1(c)	Ahava Food Corp. Project, LOC-Bank of America, 3.250%, 4/6/06 (a)(e)	3,760,000
4,300,000	A-1+	Gary Plastic Packaging Corp., LOC-JPMorgan Chase, 3.300%, 4/6/06 (a)(e)	4,300,000
1,770,000	A-1+	PS Bibbs Inc., LOC-JPMorgan Chase, 3.300%, 4/6/06 (a)(e)	1,770,000
3,500,000	VMIG1(c)	Newburgh, NY, IDA Revenue, Community Development Properties Project, Series A, LOC-KeyBank NA, 3.190%, 4/6/06 (a)	3,500,000
1,125,000	A-1+	Oneida County, NY, IDA Revenue, Harden Furniture, LOC-Bank of America, 3.200%, 4/5/06 (a)(e)	1,125,000
3,300,000	A-1+	Onondaga County, NY, IDA Revenue, Syracuse Executive Air Service, Series A, LOC-Bank of America, 3.200%, 4/5/06 (a)(e)	3,300,000
1,575,000	A-1+	Ontario County, NY, IDA, IDR, Dixit Enterprises, Series B, LOC-HSBC Bank USA, 3.300%, 4/6/06 (a)(e)	1,575,000
2,210,000	A-1+	Oswego County, NY, IDR Revenue, Fulton Thermal Project Corp., LOC-Bank of America, 3.200%, 4/5/06 (a)(e)	2,210,000
12,000,000	A-1+	Rensselaer County, NY, IDA Revenue, Hawthorne Ridge Project, LOC-Royal Bank of Scotland, 3.130%, 4/6/06 (a)	12,000,000
1,330,000	P-1(c)	Schenectady County, NY, IDA, IDR, Refunding, Scotia Industrial Park Project, Series 98-A, LOC-Bank of America, 3.150%, 4/5/06 (a)	1,330,000
3,265,000	A-1+	St. Lawrence County, NY, IDA, Civic Facilities Revenue, United Helpers Independent Living Corp., LOC-Bank of America, 3.150%, 4/5/06 (a)	3,265,000

See Notes to Financial Statements.

12         New York Money Market Portfolio 2006 Annual Report

Schedule of Investments (March 31, 2006) (continued)

Face Amount	Rating‡	Security	Value

Industrial Development — 3.6% (continued)
$3,690,000	A-1+	Suffolk County, NY, IDA, IDR, JBC Realty LLC, LOC-JPMorgan Chase, 3.200%, 4/5/06 (a)(e)	$3,690,000
4,725,000	A-1+	Westchester County, NY, IDA, Boys & Girls Club Project, LOC-Bank of New York, 3.170%, 4/5/06 (a)	4,725,000

		Total Industrial Development	70,510,000

Life Care Systems — 0.6%
11,200,000	VMIG1(c)	Monroe County, NY, IDA, Civic Facilities Revenue, St. Anns Home For Aged Project, LOC-HSBC Bank USA, 3.180%, 4/5/06 (a)	11,200,000

Miscellaneous — 2.7%
40,905,000	A-1+	Oneida Indian Nation, GO, Series 2002, LOC-Bank of America, 3.150%, 4/5/06 (a)	40,905,000
3,825,000	A-1+	Onondaga County, NY, IDA, Community College Housing, Series A, LOC-Royal Bank of Scotland, 3.190%, 4/6/06 (a)	3,825,000
9,320,000	VMIG1(c)	Puerto Rico Industrial Tourist Educational, Medical & Environmental Cultural Facilities Revenue, Floater Certificates, Series 464, PART, MBIA-Insured, LIQ-Morgan Stanley, 3.180%, 4/6/06 (a)(b)	9,320,000

		Total Miscellaneous	54,050,000

Pollution Control — 0.0%
750,000	AAA	New York State Environmental Facilities Corp., PCR, Refunding, Street Water Revolving Fund E, MBIA-Insured, 5.500% due 6/15/06	753,579

Public Facilities — 2.7%
		New York City, NY, Trust for Cultural Resources Revenue:
3,035,000	VMIG1(c)	American Museum of Natural History, Series 162, AMBAC-Insured, LIQ-Morgan Stanley, 3.190%, 4/6/06 (a)	3,035,000
12,000,000	A-1+	Pierpont Morgan Library, LOC-JPMorgan Chase, 3.160%, 4/6/06 (a)	12,000,000
2,400,000	A-1	New York City, NY, Trust for Cultural Resources, Museum of Broadcasting, LOC-KBC Bank NV, 3.130%, 4/5/06 (a)	2,400,000
		New York State Dormitory Authority Revenue:
		Metropolitan Museum of Art:
12,440,000	A-1+	Series A, 3.120%, 4/5/06 (a)	12,440,000
4,240,000	A-1+	Series B, 3.120%, 4/5/06 (a)	4,240,000
		New York Public Library:
9,510,000	A-1+	Series A, MBIA-Insured, SPA-Wachovia Bank, 3.140%, 4/5/06 (a)	9,510,000
9,060,000	A-1+	Series B, MBIA-Insured, SPA-Wachovia Bank, 3.140%, 4/5/06 (a)	9,060,000

		Total Public Facilities	52,685,000

See Notes to Financial Statements.

New York Money Market Portfolio 2006 Annual Report         13

Schedule of Investments (March 31, 2006) (continued)

Face Amount	Rating‡	Security	Value

Solid Waste — 2.7%
		New York State Environmental Facilities Corp.:
		Series 97A, Solid Waste Disposal Revenue, TECP, LOC-Bayerische Landesbank & Landesbank Hessen-Thuringen:
$9,700,000	A-1+	3.160% due 5/15/06	$9,700,000
8,000,000	A-1+	3.130% due 5/16/06	8,000,000
6,200,000	A-1+	3.080% due 5/18/06	6,200,000
5,000,000	A-1+	3.180% due 6/2/06	5,000,000
5,000,000	A-1+	Seneca County, NY, IDA, Solid Waste Disposal Revenue, Seneca Meadows Inc. Project, LOC-Bank of America, 3.200%, 4/6/06 (a)	5,000,000
19,450,000	A-1+	Solid Waste Disposal Revenue, Waste Management Inc., Series B, LOC-JPMorgan Chase, 3.230%, 4/5/06 (a)(e)	19,450,000

		Total Solid Waste	53,350,000

Transportation — 10.5%
		Metropolitan Transportation Authority of New York Revenue:
16,055,000	A-1+	Dedicated Tax Fund, Series D-1, AMBAC-Insured, SPA-Wachovia Bank, 3.180%, 4/6/06 (a)	16,055,000
10,975,000	A-1+	Revenue, Refunding, Series D-1, FSA-Insured, SPA-Westdeutsche Landesbank, 3.130%, 4/6/06 (a)	10,975,000
33,800,000	A-1+	Series D-2, AMBAC-Insured, SPA-Wachovia Bank, 3.160%, 4/6/06 (a)	33,800,000
8,000,000	A-1+	Sub-Series E-1, LOC-Fortis Bank NY, 3.140%, 4/6/06 (a)	8,000,000
9,830,000	A-1+	Sub-Series E-2, LOC-Fortis Bank SA, 3.170%, 4/6/06 (a)	9,830,000
6,000,000	A-1+	TECP, LOC-ABN AMRO Bank N.V., 3.470% due 6/12/06	6,000,000
		New York State Thruway Authority, MSTC:
5,000,000	A-1+	Class A, Series 2001-120, FGIC-Insured, 3.200%, 4/5/06 (a)	5,000,000
8,845,000	A-1	Series 2001-120, Class A, FGIC-Insured, LIQ-Bear Stearns, 3.200%, 4/5/06 (a)(b)	8,845,000
		Port Authority of New York & New Jersey:
7,860,000	A-1+	Putters Series 177Z, PART, LIQ-JPMorgan Chase, 3.240%, 4/6/06 (a)	7,860,000
4,755,000	A-1+	Series 646, FSA-Insured, LIQ-Morgan Stanley, 3.190%, 4/6/06 (a)(b)	4,755,000
3,465,000	VMIG1(c)	Puerto Rico Commonwealth Highway & Transportation Authority Revenue, MERLOT, Series FFF, PART, MBIA-Insured, SPA-Wachovia Bank, 3.180%, 4/5/06 (a)(b)	3,465,000
		Puerto Rico Commonwealth Highway & Transportation Authority, Highway Revenue:
1,760,000	A-1+	Floats PA 472, FSA-Insured, LIQ-Merrill Lynch, 3.160%, 4/6/06 (a)	1,760,000
1,000,000	A-1	Series A, AMBAC-Insured, SPA-Bank of Nova Scotia, 3.130%, 4/5/06 (a)	1,000,000
		Triborough Bridge & Tunnel Authority:
		MSTC:
5,135,000	VMIG1(c)	Class A Series 2000-109, PART, LIQ-Bear Stearns, 3.180%, 4/3/06 (a)(b)	5,135,000

See Notes to Financial Statements.

14         New York Money Market Portfolio 2006 Annual Report

Schedule of Investments (March 31, 2006) (continued)

Face Amount	Rating‡	Security	Value

Transportation — 10.5% (continued)
$27,000,000	A-1+	Gem Subordinated Series B-3, SPA-Bank of America, 3.150%, 4/6/06 (a)	$27,000,000
28,150,000	A-1+	Refunding, Series F, SPA-ABN AMRO Bank N.V., 3.160%, 4/6/06 (a)	28,150,000
14,475,000	AAA	Series 1992-72, Class A, PART, MBIA-Insured, LIQ-Bear Stearns, 3.200%, 4/5/06 (a)(b)	14,475,000
2,040,000	A-1+	Series B, FSA-Insured, SPA-Landesbank Baden-Wurttemberg, 3.150%, 4/5/06 (a)	2,040,000
13,000,000	A-1+	Subordinated Series B-4, SPA-Landesbank Baden-Wurttemberg, 3.140%, 4/6/06 (a)	13,000,000

		Total Transportation	207,145,000

Utilities — 10.6%
		Long Island Power Authority, NY, Electric System Revenue:
		Series 1:
7,950,000	A-1+	Subordinated Series 1A, LOC-Bayerische Landesbank & Landesbank Baden-Wurttemberg, 3.160%, 4/5/06 (a)	7,950,000
9,640,000	A-1+	Subordinated Series 1B, LOC-State Street Bank & Trust Co., 3.180%, 4/3/06 (a)	9,640,000
15,050,000	A-1+	Series 2, Subordinated Series 2A, LOC-Westdeutsche Landesbank, 3.140%, 4/5/06 (a)	15,050,000
400,000	A-1+	Subordinated Series 2, Sub-Series 2B, LOC-Bayerische Landesbank, 3.130%, 4/3/06 (a)	400,000
5,000,000	A-1+	Series 7, Subordinated Series 7-A, MBIA-Insured, SPA-Fortis Bank SA/NV, 3.100%, 4/5/06 (a)	5,000,000
34,400,000	A-1+	Series 7, Subordinated Series 7-B, MBIA-Insured, SPA-Fortis Bank NY, 3.140%, 4/5/06 (a)	34,400,000
		New York State Energy Research & Development Authority:
		Consolidated Edison Co.:
9,400,000	A-1+	Subordinated Series A-2, LOC-Wachovia Bank, 3.160%, 4/5/06 (a)	9,400,000
13,280,000	VMIG1(c)	Long Island Lighting Co., Series A, LOC-Royal Bank of Scotland, 3.210%, 4/5/06 (a)(e)	13,280,000
23,000,000	A-1+	Subordinated Series A-3, LOC-Wachovia Bank, 3.160%, 4/5/06 (a)	23,000,000
		New York State Power Authority, TECP:
		Series 1, LIQ-Bank of New York, Bank of Nova Scotia, Bayerische Landesbank, JP Morgan Chase, Landesbank Hessen-Thuringen, State Street Bank & Trust Co. & Wachovia Bank:
10,000,000	A-1+	3.110% due 4/4/06	10,000,000
10,000,000	A-1+	3.230% due 5/4/06	10,000,000
5,931,000	A-1+	3.250% due 5/4/06	5,931,000

See Notes to Financial Statements.

New York Money Market Portfolio 2006 Annual Report         15

Schedule of Investments (March 31, 2006) (continued)

Face Amount	Rating‡	Security	Value

Utilities — 10.6% (continued)
		Series 2, LIQ-Bank of New York, Bank of Nova Scotia, Bayerische Landesbank, Dexia Credit Local & JPMorgan Chase, Landesbank Baden-Wurttemberg, State Street Bank & Trust Co. & Wachovia Bank:
$30,000,000	A-1+	3.100% due 4/3/06	$30,000,000
33,800,000	A-1+	3.220% due 5/2/06	33,800,000

		Total Utilities	207,851,000

Water and Sewer — 5.1%
		New York City, NY, Municipal Water Finance Authority:
23,000,000	A-1+	Series A, FGIC-Insured, SPA-FGIC, 3.160%, 4/3/06 (a)	23,000,000
2,500,000	A-1+	Sub-Series C-2, SPA-Depfa Bank PLC, 3.140%, 4/6/06 (a)	2,500,000
		TECP:
10,000,000	A-1+	Series 1, LIN-Dexia Credit Local & JPMorgan Chase, 3.110% due 4/10/06	10,000,000
10,000,000	A-1+	Series 5B, LIQ-Bayerische Landesbank & Westdeutsche Landesbank, 3.180% due 4/3/06	10,000,000
5,000,000	A-1+	Series 7, 3.470% due 6/1/06	5,000,000
		Water & Sewer System Revenue:
		Fiscal 2003:
15,800,000	A-1+	Sub-Series C-1, SPA-Depfa Bank PLC, 3.180%, 4/3/06 (a)	15,800,000
19,310,000	A-1+	Sub-Series C-3, SPA-Bank of New York, 3.130%, 4/3/06 (a)	19,310,000
5,500,000	A-1+	Series G, FGIC-Insured, SPA-FGIC, 3.130%, 4/3/06 (a)	5,500,000
9,990,000	A-1	New York State Environmental Facilities Clean Water (MSTC), PART, Series 9040, Class A, LIQ-Bear Stearns, 3.200%, 4/5/06 (a)(b)	9,990,000

		Total Water and Sewer	101,100,000

		TOTAL INVESTMENTS — 98.1% (Cost — $1,934,198,867#)	1,934,198,867
		Other Assets in Excess of Liabilities — 1.9%	36,748,524

		TOTAL NET ASSETS — 100.0%	$1,970,947,391

‡	All ratings are by Standard & Poor’s Ratings Service, unless otherwise noted. All ratings are unaudited.
(a)	Variable rate demand obligations have a demand feature under which the Fund can tender them back to the issuer on no more than 7 days notice. Date shown is the date of the next interest rate change.
(b)	Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.
(c)	Rating by Moody’s Investors Service.
(d)	Bonds are escrowed to maturity by government securities and/or U.S. government agency securities and are considered by the Manager to be triple-A rated even if issuer has not applied for new ratings.
(e)	Income from this issue is considered a preference item for purposes of calculating the alternative minimum tax (“AMT”).
(f)	Rating by Fitch Ratings Service.
#	Aggregate cost for federal income tax purposes is substantially the same.

See page 18 for definitions of ratings.

See Notes to Financial Statements.

16         New York Money Market Portfolio 2006 Annual Report

Schedule of Investments (March 31, 2006) (continued)

Abbreviations used in this schedule:
AMBAC	— Ambac Assurance Corporation
BAN	— Bond Anticipation Notes
CTFS	— Certificates
FGIC	— Financial Guaranty Insurance Company
FHLMC	— Federal Home Loan Mortgage Corporation
FNMA	— Federal National Mortgage Association
FSA	— Financial Security Assurance
GO	— General Obligation
HDC	— Housing Development Corporation
HFA	— Housing Finance Authority
IDA	— Industrial Development Authority
IDR	— Industrial Development Revenue
LGAC	— Local Government Assistance Corporation
LIN	— Line of Credit
LIQ	— Liquidity Facility
LOC	— Letter of Credit
MBIA	— Municipal Bond Investors Assurance Corporation
MERLOT	— Municipal Exempt Receipts Liquidity Option Tender
MFH	— Multi-Family Housing
MSTC	— Municipal Securities Trust Certificates
PART	— Partnership Structure
PCR	— Pollution Control Revenue
RAN	— Revenue Anticipation Notes
SPA	— Standby Bond Purchase Agreement
TAN	— Tax Anticipation Notes
TECP	— Tax Exempt Commercial Paper
TFA	— Transitional Finance Authority
XLCA	— XL Capital Assurance Inc.

See Notes to Financial Statements.

New York Money Market Portfolio 2006 Annual Report         17

Bond Ratings (unaudited)

The definitions of the applicable rating symbols are set forth below:

Standard & Poor’s Ratings Service (“Standard & Poor’s”) — Ratings of “AA” may be modified by the addition of a plus (+) or minus (-) sign to show relative standings within the major rating categories.

AAA	— Bonds rated “AAA” have the highest rating assigned by Standard & Poor’s. Capacity to pay interest and repay principal is extremely strong.
AA	— Bonds rated “AA” have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

Moody’s Investors Service (“Moody’s”)—Numerical modifiers 1, 2 and 3 may be applied to each generic rating of “Aa” where 1 is the highest and 3 the lowest ranking within its generic category.

Aaa

— Bonds rated “Aaa” are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa

— Bonds rated “Aa” are judged to be of high quality by all standards. Together with the “Aaa” group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in “Aaa” securities.

Fitch Rating Service (“Fitch”) — Rating of “AA” may be modified by the addition of a plus (+) or minus (-) sign to show relative standings within the major rating categories.

AAA	— Bonds rated “AAA” have the highest rating assigned by Fitch. Capacity to pay interest and repay principal is extremely strong.
AA	— Bonds rated “AA” have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

Short-Term Security Ratings (unaudited)

SP-1

— Standard & Poor’s highest rating indicating very strong or strong capacity to pay principal and interest; those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign.

A-1

— Standard & Poor’s highest commercial paper and variable-rate demand obligation (VRDO) rating indicating that the degree of safety regarding timely payment is either overwhelming or very strong; those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign.

VMIG 1	— Moody’s highest rating for issues having a demand feature — VRDO.
P-1	— Moody’s highest rating for commercial paper and for VRDO prior to the advent of the VMIG 1 rating.
F-1

— Fitch’s highest rating indicating the strongest capacity for timely payment of financial commitments; those issues determined to possess overwhelming strong credit feature are denoted with a plus (+) sign.

NR	— Indicates that the bond is not rated by Standard & Poor’s, Moody’s or Fitch.

18         New York Money Market Portfolio 2006 Annual Report

Statement of Assets and Liabilities (March 31, 2006)

ASSETS:
Investments, at amortized cost	$1,934,198,867
Cash	13,331
Receivable for Fund shares sold	44,803,346
Receivable for securities sold	14,810,996
Interest receivable	9,460,576
Deferred compensation	29,041
Prepaid expenses	21,684

Total Assets	2,003,337,841

LIABILITIES:
Payable for Fund shares repurchased	31,228,367
Investment management fee payable	733,310
Distributions payable	240,270
Distribution fees payable	54,530
Deferred compensation payable	29,041
Trustees’ fees payable	2,129
Accrued expenses	102,803

Total Liabilities	32,390,450

Total Net Assets	$1,970,947,391

NET ASSETS:
Par value (Note 5)	$1,970,898
Paid-in capital in excess of par value	1,968,976,445
Undistributed net investment income	48

Total Net Assets	$1,970,947,391

Shares Outstanding:
Class A	1,805,536,421

Class Y	165,361,404

Net Asset Value:
Class A (and redemption price)	$1.00

Class Y (and redemption price)	$1.00

See Notes to Financial Statements.

New York Money Market Portfolio 2006 Annual Report         19

Statement of Operations (For the year ended March 31, 2006)

INVESTMENT INCOME:
Interest	$50,228,474

EXPENSES:
Investment management fee (Note 2)	8,380,602
Distribution fees (Notes 2 and 3)	1,718,805
Transfer agent fees (Notes 2 and 3)	383,801
Custody fees	89,532
Shareholder reports (Note 3)	70,406
Registration fees	49,173
Insurance	44,931
Audit and tax	29,500
Legal fees	19,320
Trustees’ fees	12,537
Miscellaneous expenses	14,899

Total Expenses	10,813,506
Less: Fee waivers and/or expense reimbursement (Note 2)	(39,577)

Net Expenses	10,773,929

Net Investment Income	39,454,545

Net Realized Gain on Investments	11,801

Increase in Net Assets From Operations	$39,466,346

See Notes to Financial Statements.

20         New York Money Market Portfolio 2006 Annual Report

Statements of Changes in Net Assets (For the years ended March 31,)

	2006	2005
OPERATIONS:
Net investment income	$39,454,545	$16,630,680
Net realized gain	11,801	233,628

Increase in Net Assets From Operations	39,466,346	16,864,308

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 4):
Net investment income	(39,454,547)	(16,630,680)
Net realized gains	(32,395)	(280,057)

Decrease in Net Assets From Distributions to Shareholders	(39,486,942)	(16,910,737)

FUND SHARE TRANSACTIONS (NOTE 5):
Net proceeds from sale of shares	8,051,658,283	7,091,323,350
Reinvestment of distributions	38,610,638	15,678,727
Cost of shares repurchased	(8,055,072,422)	(7,138,637,708)

Increase (Decrease) in Net Assets From Fund Share Transactions	35,196,499	(31,635,631)

Increase (Decrease) in Net Assets	35,175,903	(31,682,060)
NET ASSETS:
Beginning of year	1,935,771,488	1,967,453,548

End of year*	$1,970,947,391	$1,935,771,488

* Includes undistributed net investment income of:	$48	$50

See Notes to Financial Statements.

New York Money Market Portfolio 2006 Annual Report         21

Financial Highlights

For a share of each class of beneficial interest outstanding throughout each year ended March 31:

Class A Shares	2006	2005	2004	2003	2002
Net Asset Value, Beginning of Year	$1.000	$1.000	$1.000	$1.000	$1.000

Income From Operations:
Net investment income and net realized gain	0.021	0.008	0.004	0.007	0.017

Total Income From Operations	0.021	0.008	0.004	0.007	0.017

Less Distributions From:
Net investment income and net realized gains	(0.021)	(0.008)	(0.004)	(0.007)	(0.017)

Total Distributions	(0.021)	(0.008)	(0.004)	(0.007)	(0.017)

Net Asset Value, End of Year	$1.000	$1.000	$1.000	$1.000	$1.000

Total Return(1)	2.13%	0.86%	0.42%	0.74%	1.67%

Net Assets, End of Year (millions)	$1,806	$1,810	$1,915	$1,828	$2,044

Ratios to Average Net Assets:
Gross expenses	0.59%	0.60%	0.60%	0.64%	0.64%
Net expenses(2)	0.59 (3)	0.59 (3)	0.60	0.64	0.64
Net investment income	2.11	0.84	0.41	0.74	1.65

(1)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(2)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class A will not exceed 0.80%.
(3)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

22         New York Money Market Portfolio 2006 Annual Report

Financial Highlights (continued)

For a share of each class of beneficial interest outstanding throughout each year ended March 31, unless otherwise noted:

Class Y Shares	2006	2005	2004(1)
Net Asset Value, Beginning of Year	$1.000	$1.000	$1.000

Income From Operations:
Net investment income and net realized gain	0.022	0.010	0.002

Total Income From Operations	0.022	0.010	0.002

Less Distributions From:
Net investment income and net realized gains	(0.022)	(0.010)	(0.002)

Total Distributions	(0.022)	(0.010)	(0.002)

Net Asset Value, End of Year	$1.000	$1.000	$1.000

Total Return(2)	2.26%	0.98%	0.17%

Net Assets, End of Year (millions)	$165	$126	$52

Ratios to Average Net Assets:
Gross expenses	0.46%	0.48%	0.47	%(3)
Net expenses(4)	0.46 (5)	0.47 (5)	0.47	(3)
Net investment income	2.27	1.00	0.51	(3)

(1)	For the period December 3, 2003 (inception date) to March 31, 2004.
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns for periods of less than one year are not annualized.
(3)	Annualized.
(4)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of Class Y will not exceed 0.70%.
(5)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

New York Money Market Portfolio 2006 Annual Report         23

Notes to Financial Statements

1.	Organization and Significant Accounting Policies

New York Money Market Portfolio (the “Fund”) is a separate non-diversified investment fund of Legg Mason Partners Municipal Funds (formerly known as Smith Barney Muni Funds) (“Trust”). The Trust, a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended, (the “1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Money Market instruments are valued at amortized cost, in accordance with Rule 2a-7 under the 1940 Act, which approximates market value. This method involves valuing portfolio securities at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. The Fund’s use of amortized cost is subject to their compliance with certain conditions as specified under Rule 2a-7 of the 1940 Act.

(b) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. The cost of investments sold is determined by use of the specific identification method.

(c) Distributions to Shareholders. Distributions from net investment income on the shares of the Fund are declared each business day to shareholders of record and are paid monthly. The Fund intends to satisfy conditions that will enable interest from municipal securities, which is exempt from federal and certain state income taxes, to retain such tax-exempt status when distributed to the shareholders of the Fund. Distributions of net realized gains, if any, are taxable and are declared at least annually. Distributions are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(d) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

(e) Federal and Other Taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its net investment income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements.

24         New York Money Market Portfolio 2006 Annual Report

Notes to Financial Statements (continued)

(f) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

	Accumulated Net Realized Losses	Paid-in-Capital
(a)	$(1,574)	$1,574

(a)	Reclassifications are primarily due to book/tax differences in the treatment of various items.

2.	Investment Management Agreement and Other Transactions with Affiliates

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment manager, Smith Barney Fund Management LLC (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s existing investment management contract to terminate. The Fund’s shareholders approved a new investment management contract between the Fund and the Manager, which became effective on December 1, 2005.

Legg Mason, whose principal executive offices are in Baltimore, Maryland, is a financial services holding company.

Prior to October 1, 2005, the Fund paid the Manager an investment management fee, which was calculated daily and paid monthly at an annual rate of the Fund’s average net assets as follows:

Average Daily Net Assets	Annual Rate
First $1 billion	0.475%
Next $1 billion	0.450
Next $3 billion	0.425
Next $5 billion	0.400
Over $10 billion	0.375

Effective October 1, 2005, the investment management fee payable by the Fund was changed to the following:

Average Daily Net Assets	Annual Rate
First $1 billion	0.450%
Next $1 billion	0.425
Next $3 billion	0.400
Next $5 billion	0.375
Over $10 billion	0.350

New York Money Market Portfolio 2006 Annual Report         25

Notes to Financial Statements (continued)

Under the new Investment Management agreement, effective December 1, 2005, the Fund will continue to pay the Manager a management fee calculated at an annual rate of the Fund’s average daily net assets shown in the table above.

During the year ended March 31, 2006, the Fund’s Class A and Y shares had voluntary expense limitations in place of 0.80% and 0.70%, respectively.

During the year ended March 31, 2006, the Manager reimbursed expenses in the amount of $39,577.

The Fund’s Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for the Fund, effective January 1, 2006. The principal business office of PFPC is located at 4400 Computer Drive Westborough, MA 01581. Prior to January 1, 2006, Citicorp Trust Bank, fsb. (“CTB”), a subsidiary of Citigroup, acted as the Fund’s transfer agent. PFPC acted as the Fund’s sub-transfer agent. CTB received account fees and asset-based fees that varied according to the size and type of account. PFPC was responsible for shareholder recordkeeping and financial processing for all shareholder accounts and were paid by CTB. For the period ended March 31, 2006, the Fund paid transfer agent fees of $345,336 to CTB.

The Fund’s Board has appointed the Fund’s current distributor, Citigroup Global Markets Inc. (“CGM”) and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the Fund. The Fund’s Board has also approved amended and restated Rule 12b-1 Plans. CGM and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares will continue to make the Fund’s shares available to their clients. Additional Service Agents may offer Fund shares in the future.

The Fund has adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allows non-interested trustees (“Trustees”) to defer the receipt of all or a portion of the Trustees’ fees earned until a later date specified by the Trustees. The deferred fees earn a return based on notional investments selected by the Trustees. The balance of the deferred fees payable may change depending upon the investment performance. Any gains or losses incurred in the deferred balances are reported in the Statements of Operations under Trustees’ fees. Under the Plan, deferred fees are considered a general obligation of the Fund and any payments made pursuant to the Plan will be made from the Fund’s general assets. Effective January 1, 2006, the Board of Trustees voted to discontinue offering the Plan to its members. This change will have no effect on fees previously deferred. As of March 31, 2006, the Fund had accrued $29,041 as deferred compensation payable under the plan.

Certain officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3.	Class Specific Expenses

The Fund has adopted a Rule 12b-1 distribution plan under which the Fund pays a distribution fee calculated at the annual rate of 0.10% of the average daily net assets of its Class A shares. Distribution fees are accrued daily and paid monthly.

26         New York Money Market Portfolio 2006 Annual Report

Notes to Financial Statements (continued)

For the year ended March 31, 2006, class specific expenses were as follows:

	Distribution Fees	Transfer Agent Fees	Shareholder Reports Expenses
Class A	$1,718,805	$383,725	$68,801
Class Y	—	76	1,605

Total	$1,718,805	$383,801	$70,406

4.	Distributions to Shareholders by Class

	Year Ended March 31, 2006	Year Ended March 31, 2005
Net Investment Income
Class A	$36,271,743	$15,496,627
Class Y	3,182,804	1,134,053

Total	$39,454,547	$16,630,680

Net Realized Gains
Class A	$29,451	$264,710
Class Y	2,944	15,347

Total	$32,395	$280,057

5.	Shares of Beneficial Interest

At March 31, 2006, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest and has the same rights, except that each class bears certain direct expenses specifically related to the distribution of its shares.

Transactions in shares of each class were as follows:

	Year Ended March 31, 2006	Year Ended March 31, 2005
Class A
Shares sold	7,769,251,783	6,841,586,850
Shares issued on reinvestment	36,817,690	14,619,721
Shares repurchased	(7,809,906,378)	(6,961,485,202)

Net Decrease	(3,836,905)	(105,278,631)

Class Y
Shares sold	282,406,500	249,736,500
Shares issued on reinvestment	1,792,948	1,059,006
Shares repurchased	(245,166,044)	(177,152,506)

Net Increase	39,033,404	73,643,000

New York Money Market Portfolio 2006 Annual Report         27

Notes to Financial Statements (continued)

6. Income Tax Information and Distributions to Shareholders

Subsequent to the fiscal year end, the Fund has made the following distributions:

Record Date Payable Date	Class A	Class Y
Daily
4/28/2006	$0.002213	$0.002237

The tax character of distributions paid during the fiscal years ended March 31 was as follows:

	2006	2005
Distributions paid from:
Tax-Exempt Income	$39,454,547	$16,630,680

Ordinary Income	9,365	88,911
Net Long-term Capital Gains	23,030	191,146

Total Taxable Distributions	$32,395	$280,057

Total Distributions Paid	$39,486,942	$16,910,737

As of March 31, 2006, there were no significant differences between the book and tax components of net assets.

7.	Regulatory Matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the Fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion

28         New York Money Market Portfolio 2006 Annual Report

Notes to Financial Statements (continued)

that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding. The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since December 1, 2004, less certain expenses, be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million was distributed to the affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

8.	Legal Matters

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 7. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five actions and any subsequently filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this report, SBFM believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or

New York Money Market Portfolio 2006 Annual Report         29

Notes to Financial Statements (continued)

the ability of SBFM and its affiliates to continue to render services to the Funds under their respective contracts.

* * *

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc. (“SBAM”) (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain aspects of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Fund’s investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of theses circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date of this report, the Fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

9.	Other Matters

On September 16, 2005, the staff of the SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the Investment Company Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the

30         New York Money Market Portfolio 2006 Annual Report

Notes to Financial Statements (continued)

payments made from each of net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM. Although there can be no assurance, SBAM believes that this matter is not likely to have a material adverse effect on the Fund or SBAM’s ability to perform investment management services relating to the Fund.

New York Money Market Portfolio 2006 Annual Report         31

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Legg Mason Partners Municipal Funds (formerly Smith Barney Muni Funds):

We have audited the accompanying statements of assets and liabilities, including the schedule of investments, of New York Money Market Portfolio Fund, a series of Legg Mason Partners Municipal Funds as of March 31, 2006, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2006, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of New York Money Market Portfolio, as of March 31, 2006, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

May 24, 2006

32         New York Money Market Portfolio 2006 Annual Report

Board Approval of Management Agreement (unaudited)

Additional Information

On June 23, 2005, Citigroup Inc. entered into a definitive agreement (the “Transaction Agreement”) with Legg Mason, Inc. under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the Adviser, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

The consummation of the Transaction resulted in the automatic termination of the Fund’s current management agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the Transaction, the Fund’s Board approved a new management agreement between the Fund and the Adviser (the “New Management Agreement”).

On July 11, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding CAM’s business and its combination with Legg Mason’s business. The Board Members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

At a meeting held on August 1, 2005, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board Members”), approved the New Management Agreement. To assist the Board in its consideration of the New Management Agreement, Legg Mason provided materials and information about Legg Mason, including its financial condition and asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and Citigroup. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board. The Independent Board Members, through their independent legal counsel, also requested and received additional information from CAM and Legg Mason in connection with their consideration of the New Management Agreement. The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members of the Board also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

(i) the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

(ii) that Legg Mason and its wholly-owned subsidiary, Western Asset Management Company and its affiliates (“Western Asset”), are experienced and respected asset management firms, and that Legg Mason has advised the Board Members that (a) it intends to combine the fixed income investment operations (including money market fund operations) of CAM with those of Western Asset and may also wish to combine

New York Money Market Portfolio          33

Board Approval of Management Agreement (unaudited) (continued)

other CAM operations with those of other Legg Mason subsidiaries; (b) after the closing of the Transaction, it will take steps to combine the investment management operations of Western Asset with the fixed income operations of the Adviser, which, among other things, may involve Western Asset and the Adviser sharing common systems and procedures, employees (including portfolio managers), investment and trading platforms, and other resources; (c) it is expected that these combination processes will result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board oversight and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams will remain in place; and (d) in the future, it may recommend that Western Asset or other Legg Mason subsidiaries be appointed as the adviser or subadviser to some or all of the CAM funds, subject to applicable regulatory requirements;

(iii) that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

(iv) that, following the Transaction, CAM will be part of an organization focused on the asset management business;

(v) that CAM management and Legg Mason have advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and their shareholders by the Adviser, including compliance services;

(vi) that Legg Mason has advised the Board that it has no present intention to alter the expense waivers and reimbursements currently in effect and, while it reserves the right to do so in the future, it would consult with the Board before making any changes;

(vii) that under the Transaction Agreement, Citigroup and Legg Mason have agreed not to take any action that is not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any of the requirements of Section 15(f) of the 1940 Act not to be met;

(viii) the assurances from Citigroup and Legg Mason that, for a three year period following the closing of the Transaction, Citigroup-affiliated broker-dealers will continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

(ix) the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason sponsored funds;

(x) that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

(xi) the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remain principal underwriters of the Fund after the closing of the Transaction;

(xii) the fact that the Fund’s total advisory and administrative fees will not increase by virtue of the New Management Agreement, but will remain the same;

34         New York Money Market Portfolio

Board Approval of Management Agreement (unaudited) (continued)

(xiii) the terms and conditions of the New Management Agreement, including the differences from the current management agreement, and the benefits of a single, uniform form of agreement covering these services;

(xiv) that the Fund would not bear the costs of obtaining shareholder approval of the New Management Agreement;

(xv) that the Fund would avail itself of permissions granted under certain licensing arrangements between Citigroup and Legg Mason that would permit the Fund (including any share classes thereof) to maintain its current name, as well as all logos, trademarks and service marks, related to Citigroup or any of its affiliates for some agreed upon time period after the closing of the Transaction; and

(xvi) that, as discussed in detail above, within the past year the Board had performed a full annual review of the current management agreement as required by the 1940 Act. In that regard, the Board, in its deliberations concerning the New Management Agreement, considered the same factors regarding the nature, quality and extent of services provided, costs of services provided, profitability, fall out benefits, fees and economies of scale and investment performance as it did when it renewed the current management agreement, and reached substantially the same conclusions.

New York Money Market Portfolio         35

Additional Information (unaudited)

Information about Directors and Officers

The business and affairs of the New York Money Market (“Fund”) is managed under the direction of the Legg Mason Partners Municipal Funds’ (formerly known as Smith Barney Muni Funds) (“Trust”) Board of Trustees. Information pertaining to the Trustees and Officers of the Trust is set forth below. The Statement of Additional Information includes additional information about the Trustees and is available, without charge, upon request by calling Shareholder Services at 1-800-451-2010.

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen By Trustee	Other Board Memberships Held by Trustee
Non-Interested Trustees:
Lee Abraham 13732 LeHavre Drive Frenchman’s Creek Palm Beach Gardens, FL 33410 Birth Year: 1927	Trustee	Since 1999	Retired; Former Director of Signet Group PLC	27	None

Jane F. Dasher Korsant Partners 283 Greenwich Avenue 3rd Floor Greenwich, CT 06830 Birth Year: 1949	Trustee	Since 1999	Controller of PBK Holdings Inc., a family investment company	27	None

Donald R. Foley 3668 Freshwater Drive Jupiter, FL 33477 Birth Year: 1922	Trustee	Since 1985	Retired	18	None

Richard E. Hanson, Jr. 2751 Vermont Route 140 Poultney, VT 05764 Birth Year: 1941	Trustee	Since 1999	Retired; Former Head of the New Atlanta Jewish Community High School	27	None

Paul Hardin 12083 Morehead Chapel Hill, NC 27514-8426 Birth Year: 1931	Trustee	Since 1994	Professor of Law & Chancellor Emeritus at the University of North Carolina	34	None

Roderick C. Rasmussen 9 Cadence Court Morristown, NJ 07960 Birth Year: 1926	Trustee	Since 1985	Investment Counselor	27	None

John P. Toolan 7202 Southeast Golf Ridge Way Hobe Sound, FL 33455 Birth Year: 1930	Trustee	Since 1985	Retired	27	None

36         New York Money Market Portfolio

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen By Trustee	Other Board Memberships Held by Trustee
Interested Trustee:
R. Jay Gerken, CFA** Legg Mason & Co., LLC (“Legg Mason”) 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1951	Chairman, President and Chief Executive Officer	Since 2002	Managing Director of Legg Mason; President and Chief Executive Officer of Smith Barney Fund Management LLC (“SBFM”), and Citi Fund Management Inc. (“CFM”); President and Chief Executive Officer of certain mutual funds associated with Legg Mason; Formerly, Chairman of SBFM and CFM (from 2002 to 2006); Formerly, Chairman, President and Chief Executive Officer of Travelers Investment Advisers, Inc. (from 2002 to 2005)	169	Trustee, Consulting Group Capital Markets Funds

Officers:
Andrew B. Shoup Legg Mason 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1956	Senior Vice President and Chief Administrative Officer	Since 2003	Director of Legg Mason; Senior Vice President and Chief Administrative Officer of certain mutual funds associated with Legg Mason; Formerly Head of International Funds Administration of Legg Mason or its predecessors (from 2001 to 2003)	N/A	N/A

New York Money Market Portfolio         37

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen By Trustee	Other Board Memberships Held by Trustee
Officers:
Robert J. Brault Legg Mason 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1965	Chief Financial Officer and Treasurer	Since 2004	Director of Legg Mason; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason; Director of Internal Control for CAM U.S. Mutual Fund Administration (from 2002 to 2004); Director of Project Management & Information Systems for CAM U.S. Mutual Fund Administration (from 2000 to 2002)	N/A	N/A

Julie P. Callahan, CFA Legg Mason 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1972	Vice President and Investment Officer	Since 2002	Managing Director of Legg Mason; Investment Officer of the Manager or its affiliates	N/A	N/A

Joseph P. Deane Legg Mason 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1947	Vice President and Investment Officer	Since 1999	Managing Director of Legg Mason; Investment Officer of the Manager or its affiliates	N/A	N/A

Ted P. Becker Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1951	Chief Compliance Officer	Since 2006	Managing Director of Compliance at Legg Mason, (2005-Present); Chief Compliance Officer with certain mutual funds associated with Legg Mason (since 2006); Managing Director of Compliance at Legg Mason or its predecessors (2002-2005). Prior to 2002, Managing Director-Internal Audit & Risk Review at Citigroup, Inc.	N/A	N/A

38         New York Money Market Portfolio

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen By Trustee	Other Board Memberships Held by Trustee
Officers:
John Chiota Legg Mason 300 First Stamford Place, 4th Floor Stamford, CT 06902 Birth Year: 1968	Chief Anti-Money Laundering Compliance Officer	Since 2006	Vice President of Legg Mason or its predecessors (since 2004); Chief Anti-Money Laundering Compliance Officer with certain mutual funds associated with Legg Mason (since 2006); prior to August 2004, Chief AML Compliance Officer with TD Waterhouse	N/A	N/A
Robert I. Frenkel Legg Mason 300 First Stamford Place 4th Floor Stamford, CT 06902 Birth Year: 1954	Secretary and Chief Legal Officer	Since 2003	Managing Director and General Counsel of Global Mutual Funds for Legg Mason or its predecessors (since 1994); Secretary and Chief Legal Officer of certain mutual funds associated with Legg Mason (since 2003); Formerly Secretary of CFM (from 2001 to 2004)	N/A	N/A
*	Each Trustee and Officer serves until his or her successor has been duly elected and qualified.
**	Mr. Gerken is an “interested person” of the Trust as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and certain of its affiliates.

New York Money Market Portfolio         39

Additional Shareholder Information (unaudited)

Results of a Special Meeting of Shareholders

On November 29, 2005, a Special Meeting of Shareholders was held for the following purposes: 1) to approve a new management agreement and 2) to elect Trustees. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

1. Approval of New Management Agreement

Item Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
New Management Agreement	864,567,441.610	52,412,610.420	32,312,983.490	0.000

2. Election of Trustees1

Nominees:	Votes For	Authority Withheld	Abstentions	Broker Non-Votes
Lee Abraham	2,329,588,005.613	149,321,576.243	0.000	0.000
Jane F. Dasher	2,332,650,753.697	146,258,828.159	0.000	0.000
Donald R. Foley	2,329,893,384.968	149,016,196.888	0.000	0.000
Richard E. Hanson, Jr.	2,331,776,035.764	147,133,546.092	0.000	0.000
Paul Hardin	2,329,386,986.327	149,522,595.529	0.000	0.000
Roderick C. Ramussen	2,330,770,995.850	148,138,586.006	0.000	0.000
John P. Toolan	2,328,703,793.287	150,205,788.569	0.000	0.000
R. Jay Gerken	2,327,542,856.282	151,366,725.574	0.000	0.000

[1]	Trustees are elected by the shareholders of all of the Series of the Trust of which the Fund is a series.

40         New York Money Market Portfolio

Important Tax Information (unaudited)

All of the net investment income distributions paid monthly by the Fund qualify as tax-exempt interest dividends for Federal income tax purposes.

Additionally, the Fund paid an ordinary income distribution of $0.000005 and a long-term capital gain distribution of $0.000012 to shareholders of record on December 09, 2005.

Please retain this information for your records.

New York Money Market Portfolio         41

Legg Mason Partners Municipal Funds

New York Money Market Portfolio

TRUSTEES

Lee Abraham

Jane F. Dasher

Donald R. Foley

R. Jay Gerken, CFA
Chairman

Richard E. Hanson, Jr.

Paul Hardin

Roderick C. Rasmussen

John P. Toolan

OFFICERS

R. Jay Gerken, CFA

President and Chief
Executive Officer

Andrew B. Shoup

Senior Vice President and
Chief Administrative Officer

Robert J. Brault

Chief Financial Officer
and Treasurer

Julie P. Callahan, CFA

Vice President and

Investment Officer

Joseph P. Deane

Vice President and

Investment Officer

Ted P. Becker

Chief Compliance Officer

OFFICERS (continued)

John Chiota

Chief Anti-Money Laundering

Compliance Officer

Robert I. Frenkel

Secretary and

Chief Legal Officer

INVESTMENT MANAGER

Smith Barney Fund
Management LLC

DISTRIBUTORS

Citigroup Global Markets Inc.

Legg Mason Investor

Services, LLC

CUSTODIAN

State Street Bank and Trust Company

TRANSFER AGENT

PFPC Inc.

4400 Computer Drive

Westborough, Massachusetts

01581

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP

345 Park Avenue

New York, NY 10154

This report is submitted for the general information of the shareholders of Legg Mason Partners Municipal Funds — New York Money Market Portfolio.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.leggmason.com/InvestorServices

©2006 Legg Mason Investor Services LLC

Member NASD, SIPC

FD02397 5/06	SR06-33

Legg Mason Partners Municipal Funds

New York Money Market Portfolio

The Funds are separate investment funds of the Legg Mason Partners Municipal Funds, a Massachusetts business trust.

LEGG MASON PARTNERS MUNICIPAL FUNDS

Legg Mason Partners Mutual Funds

125 Broad Street

10th Floor, MF-2

New York, New York 10004

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the Commission’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call 1-800-451-2010.

Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Fund uses to determine how to vote proxies related to portfolio transactions is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund’s website at www.leggmason.com/InvestorServices and (3) on the SEC’s website at www.sec.gov. Proxy voting reports for the period ending June 30, 2005 will continue to be listed under the Fund’s former Smith Barney Muni Funds — New York Money Market Portfolio name.